Exhibit 99.1

NEWS RELEASE
www.northerntrust.com

INVESTOR CONTACT: Jennifer Childe | 312-444-3290 | Jennifer.Childe@ntrs.com MEDIA CONTACT: Doug Holt | 312-662-8315 | Doug.Holt@ntrs.com

NORTHERN TRUST CORPORATION REPORTS SECOND QUARTER
NET INCOME OF $896.1 MILLION, EARNINGS PER DILUTED COMMON SHARE OF $4.34
CHICAGO, JULY 17, 2024 — Northern Trust Corporation today reported second quarter net income per diluted common share of $4.34, compared to $0.96 in the first quarter of 2024 and $1.56 in the second quarter of 2023. Net income was $896.1 million, compared to $214.7 million in the prior quarter and $331.8 million in the prior-year quarter.
Second Quarter 2024 results included the following:
•$878.4 million net gain related to the Visa transaction.
•$196.3 million of restructuring charges and other notable items, including severance-related charges of $85.2 million and a $70.0 million charitable commitment to the Northern Trust Foundation.

MICHAEL O’GRADY, CHAIRMAN AND CHIEF EXECUTIVE OFFICER:
“Northern Trust executed well against our strategic priorities in the second quarter. Trust fees grew 6% over the prior year, deposit levels proved resilient, and core expenses were well-managed. Reported results included approximately $200 million in restructuring charges and other notable items, reflecting, in part, continued steps we are taking to optimize our cost base and drive efficiencies. In the quarter, we participated in Visa’s Class B common stock exchange offer, leading to a nearly $900 million gain and helping to drive our CET1 ratio to 12.6%. With the proceeds, we are contributing $70 million to our foundation and making important investments in our client franchise and enterprise resiliency, all while returning $405 million to shareholders. We enter the second half of the year on solid footing, focused on accelerating growth and improving our productivity.”

FINANCIAL SUMMARY & KEY METRICS
				% Change Q2 2024 vs.
($ In Millions except per share data)	Q2 2024	Q1 2024	Q2 2023	Q1 2024	Q2 2023
Trust, Investment and Other Servicing Fees	$1,166.1	$1,142.9	$1,096.3	2%	6%
Other Noninterest Income (Loss)	1,026.5	(24.2)	149.3	N/M	N/M
Net Interest Income (FTE*)	529.8	535.4	524.6	(1)	1
Total Revenue (FTE*)	$2,722.4	$1,654.1	$1,770.2	65%	54%

Noninterest Expense	$1,533.9	$1,364.7	$1,331.9	12%	15%
Provision for Credit Losses	8.0	(8.5)	(15.5)	N/M	N/M
Provision for Income Taxes	277.5	75.9	108.9	N/M	155
FTE Adjustment*	6.9	7.3	13.1	(6)	(47)
Net Income	$896.1	$214.7	$331.8	N/M	170%

Earnings Allocated to Common and Potential Common Shares	$884.3	$196.1	$323.7	N/M	173
Diluted Earnings per Common Share	$4.34	$0.96	$1.56	N/M	179%
Return on Average Common Equity	31.2%	7.3%	12.4%
Return on Average Assets	2.44%	0.60%	0.91%
Average Assets	$148,001.2	$145,118.3	$145,899.6	2%	1%
N/M - Not meaningful
(*)     Net interest income and total revenue presented on a fully taxable equivalent (FTE) basis are non-generally accepted accounting principles (non-GAAP) financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.

NORTHERN TRUST CORPORATION SECOND QUARTER 2024 RESULTS

Q2 2024 NOTABLES (PRE-TAX)

($ In Millions)	Q2 2024

Other Operating Income
Visa-Related Net Gain	$878.4
Supplemental Pension Plan - Securities Repositioning	$(6.5)
Investment Impairments	$(7.6)

Compensation
Severance	$81.8

Outside Services
Severance	$3.4

Equipment and Software
Software Accelerations and Dispositions	$16.4

Other Operating Expense
Northern Trust Foundation Charitable Contribution	$70.0
Legal Settlement	$10.6

CLIENT ASSETS
Assets under custody/administration (AUC/A) and assets under management are a driver of the Corporation’s trust, investment and other servicing fees, the largest component of noninterest income.
	As of			% Change June 30, 2024 vs.
($ In Billions)	June 30, 2024*	March 31, 2024	June 30, 2023	March 31, 2024	June 30, 2023
Assets Under Custody/Administration
Asset Servicing	$15,470.8	$15,385.4	$13,483.5	1%	15%
Wealth Management	1,096.6	1,087.1	995.4	1	10
Total Assets Under Custody/Administration	$16,567.4	$16,472.5	$14,478.9	1%	14%
Assets Under Custody(1)
Asset Servicing	$11,955.5	$11,723.1	$10,295.7	2%	16%
Wealth Management	1,085.9	1,081.0	989.1	—	10
Total Assets Under Custody	$13,041.4	$12,804.1	$11,284.8	2%	16%
Assets Under Management
Asset Servicing	$1,107.7	$1,080.1	$989.8	3%	12%
Wealth Management	419.4	420.6	376.0	—	12
Total Assets Under Management	$1,527.1	$1,500.7	$1,365.8	2%	12%
(1) Assets Under Custody are a component of Assets Under Custody/Administration.
(*) Client assets for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

TRUST, INVESTMENT AND OTHER SERVICING FEES
				% Change Q2 2024 vs.
($ In Millions)	Q2 2024	Q1 2024	Q2 2023	Q1 2024	Q2 2023
Asset Servicing Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$445.9	$436.7	$427.4	2%	4%
Investment Management	145.7	140.0	134.1	4	9
Securities Lending	16.5	17.9	21.5	(8)	(24)
Other	42.5	45.0	38.2	(6)	11
Total Asset Servicing	$650.6	$639.6	$621.2	2%	5%

Wealth Management Trust, Investment and Other Servicing Fees
Central	$180.7	$178.3	$166.0	1%	9%
East	132.7	129.9	124.1	2	7
West	103.3	99.9	93.7	3	10
Global Family Office (GFO)	98.8	95.2	91.3	4	8
Total Wealth Management	$515.5	$503.3	$475.1	2%	8%

Total Consolidated Trust, Investment and Other Servicing Fees	$1,166.1	$1,142.9	$1,096.3	2%	6%

NORTHERN TRUST CORPORATION SECOND QUARTER 2024 RESULTS
Asset Servicing and Wealth Management trust, investment and other servicing fees are impacted by both one-month and one-quarter lagged asset values.
Total Asset Servicing trust, investment and other servicing fees increased sequentially and increased from the prior-year quarter.
▪Custody and fund administration fees increased sequentially primarily due to favorable markets and higher transaction volumes. Custody and fund administration fees increased from the prior-year quarter primarily due to favorable markets and new business, partially offset by lower transaction volumes.
▪Investment management fees increased sequentially and from the prior-year quarter primarily due to favorable markets.
▪Securities Lending decreased from the prior-year quarter primarily due to lower spreads and lower volumes.
Total Wealth Management trust, investment and other servicing fees increased sequentially and increased from the prior-year quarter.
•Fees in the regions increased sequentially and from the prior-year quarter primarily due to favorable markets.
•Fees in GFO increased from the prior-year quarter primarily due to favorable markets and asset inflows.

OTHER NONINTEREST INCOME
				% Change Q2 2024 vs.
($ In Millions)	Q2 2024	Q1 2024	Q2 2023	Q1 2024	Q2 2023
Other Noninterest Income
Foreign Exchange Trading Income	$58.4	$57.0	$50.1	2%	17%
Treasury Management Fees	9.0	9.3	7.9	(3)	12
Security Commissions and Trading Income	34.3	37.9	36.1	(10)	(5)
Other Operating Income	924.7	61.0	55.2	N/M	N/M
Investment Security Gains (Losses), net	0.1	(189.4)	—	(100)	N/M
Total Other Noninterest Income (Loss)	$1,026.5	$(24.2)	$149.3	N/M	N/M
N/M - Not meaningful

Foreign exchange trading income increased from the prior-year quarter primarily driven by higher client volumes.
Other operating income increased sequentially and compared to the prior-year quarter primarily driven by the $878.4 million gain related to the net impact from the Visa transaction in the current quarter; partially offset by a loss recognized as a result of a securities repositioning related to the supplemental pension plan, and impairment charges taken on certain investments.
Investment Security Gains (Losses), net reflects the loss on the sale of available-for-sale debt securities in the prior quarter arising from a repositioning of the portfolio. There were no additional sales of available-for-sale debt securities completed in the current quarter.

NET INTEREST INCOME
				% Change Q2 2024 vs.
($ In Millions)	Q2 2024	Q1 2024	Q2 2023	Q1 2024	Q2 2023
Net Interest Income
Interest Income (FTE*)	$2,513.4	$2,452.9	$1,748.1	2%	44%
Interest Expense	1,983.6	1,917.5	1,223.5	3	62
Net Interest Income (FTE*)	$529.8	$535.4	$524.6	(1)%	1%
Average Earning Assets	$135,401	$133,817	$134,116	1%	1%
Net Interest Margin (FTE*)	1.57%	1.61%	1.57%	(4) bps	—	bps
(*) Interest income, net interest income and net interest margin presented on an FTE basis are non-GAAP financial measures. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.
bps - basis points
Net interest income on an FTE basis decreased sequentially primarily due to higher funding costs; partially offset by higher yields on earning assets. Net interest income on an FTE basis increased compared to the prior-year quarter primarily due to higher client deposits, partially offset by higher funding costs.
The net interest margin on an FTE basis decreased sequentially primarily due to an unfavorable deposit mix.
Average earning assets increased sequentially primarily due to higher client deposits and the proceeds from the sale of Visa shares. Average earning assets increased compared to the prior-year quarter primarily due to deposit growth and the proceeds from the sale of Visa shares, partially offset by lower borrowing activity.

NORTHERN TRUST CORPORATION SECOND QUARTER 2024 RESULTS

PROVISION FOR CREDIT LOSSES
	As of and for the three-months ended,			% Change June 30, 2024 vs.
($ In Millions)	June 30, 2024	March 31, 2024	June 30, 2023	March 31, 2024	June 30, 2023
Allowance for Credit Losses
Beginning Allowance for Credit Losses	$201.5	$220.4	$213.0	(9)%	(5)%
Provision for Credit Losses	8.0	(8.5)	(15.5)	N/M	N/M
Net Recoveries (Charge-Offs)	0.1	(10.4)	—	(101)	N/M
Ending Allowance for Credit Losses	$209.6	$201.5	$197.5	4%	6%
Allowance assigned to:
Loans	$167.7	$162.4	$152.5	3%	10%
Undrawn Loan Commitments and Standby Letters of Credit	29.5	25.2	26.0	17	13
Debt Securities and Other Financial Assets	12.4	13.9	19.0	(11)	(35)
Ending Allowance for Credit Losses	$209.6	$201.5	$197.5	4%	6%
N/M - Not meaningful
Q2 2024
The provision in the current quarter resulted from an increase in collective reserves. The increase in collective reserves was primarily in the Commercial and Institutional (C&I) portfolio, driven by modest deterioration in credit quality, and, the Commercial Real Estate (CRE) portfolio, driven by expectations for weaker CRE prices. The reserve evaluated on a collective basis relates to pooled financial assets sharing similar risk characteristics.

Q1 2024
The reserve release in the prior quarter resulted from decreases in both individual and collective reserves. The decrease in individual reserves was driven by one C&I loan that was subsequently charged-off. The decrease in collective reserve was primarily in the C&I portfolio, driven by improvement in the quality of the portfolio, and in the CRE portfolio, driven by improved macroeconomic factors.
Q2 2023
The reserve release in the prior-year quarter was primarily due to a decrease in the reserve evaluated on a collective basis, primarily driven by improved credit quality in certain C&I and certain CRE loans, partially offset by expectations for higher economic stress in the CRE market, particularly Office CRE.

NORTHERN TRUST CORPORATION SECOND QUARTER 2024 RESULTS

NONINTEREST EXPENSE
				% Change Q2 2024 vs.
($ In Millions)	Q2 2024	Q1 2024	Q2 2023	Q1 2024	Q2 2023
Noninterest Expense
Compensation	$665.2	$627.1	$604.5	6%	10%
Employee Benefits	100.2	101.1	101.4	(1)	(1)
Outside Services	260.9	229.3	230.9	14	13
Equipment and Software	277.5	252.7	229.3	10	21
Occupancy	54.8	54.1	53.8	1	2
Other Operating Expense	175.3	100.4	112.0	74	57
Total Noninterest Expense	$1,533.9	$1,364.7	$1,331.9	12%	15%
End of Period Full-Time Equivalent Employees	23,000	23,000	23,500	—%	(2)%

Compensation expense increased sequentially primarily due to an $81.8 million severance-related charge, partially offset by a decrease in equity incentives. Compensation expense increased compared to the prior-year quarter primarily due to the current quarter severance-related charge, compared to a $36.7 million severance-related charge in the prior-year quarter, and higher base pay adjustments.
Outside services expense increased both sequentially and compared to the prior-year quarter primarily due to an increase in consulting, technical, and legal services.
Equipment and software expense increased both sequentially and compared to the prior-year quarter primarily due to software disposition charges in the current quarter, higher software amortization, and higher software support expense.
Other operating expense increased both sequentially and compared to the prior-year quarter primarily due to a $70.0 million charitable commitment and a legal settlement in the current quarter.

PROVISION FOR INCOME TAXES
				% Change Q2 2024 vs.
($ In Millions)	Q2 2024	Q1 2024	Q2 2023	Q1 2024		Q2 2023
Net Income
Income before Income Taxes	$1,173.6	$290.6	$440.7	N/M		166%
Provision for Income Taxes	277.5	75.9	108.9	N/M		155
Net Income	$896.1	$214.7	$331.8	N/M		170%
Effective Tax Rate	23.6%	26.1%	24.7%	(250)	bps	(110)	bps
bps - basis points
The effective tax rate decreased both sequentially and compared to the prior-year quarter primarily due a lower state effective tax rate as a result of tax legislation enacted in the quarter and the resolution of state income tax audits.

NORTHERN TRUST CORPORATION SECOND QUARTER 2024 RESULTS

CAPITAL ACTIONS
The Corporation returned approximately $405.1 million to common shareholders in the current quarter through dividends and the repurchase of shares. During the current quarter, the Corporation declared cash dividends totaling $154.3 million to common stockholders. The Corporation repurchased 3,001,216 shares of common stock, including 9,394 withheld to satisfy tax withholding obligations related to share-based compensation, at a total cost of $250.8 million ($83.57 average price per share).
The Corporation also declared cash dividends totaling $4.7 million to preferred stockholders during the current quarter.

CAPITAL RATIOS
The capital ratios of Northern Trust Corporation and its principal subsidiary, The Northern Trust Company, remained strong at June 30, 2024, exceeding the minimum requirements for classification as “well-capitalized” under applicable U.S. regulatory requirements.
The table below provides capital ratios, as well as the required minimum capital ratios, for Northern Trust Corporation and The Northern Trust Company determined by Basel III phased-in requirements.

	June 30, 2024*		March 31, 2024		June 30, 2023
Capital Ratios - Northern Trust Corporation	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.6%	13.9%	11.4%	13.5%	11.3%	13.0%	N/A	4.5%
Tier 1 Capital	13.6	15.0	12.4	14.6	12.3	14.1	6.0	6.0
Total Capital	15.5	16.9	14.2	16.5	14.4	16.3	10.0	8.0
Tier 1 Leverage	8.0	8.0	7.8	7.8	7.4	7.4	N/A	4.0
Supplementary Leverage	N/A	9.0	N/A	8.8	N/A	8.3	N/A	3.0

	June 30, 2024*		March 31, 2024		June 30, 2023
Capital Ratios - The Northern Trust Company	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Standardized Approach	Advanced Approach	Well-Capitalized Ratios	Minimum Capital Ratios
Common Equity Tier 1 Capital	12.9%	14.6%	11.9%	14.2%	12.1%	14.3%	6.5%	4.5%
Tier 1 Capital	12.9	14.6	11.9	14.2	12.1	14.3	8.0	6.0
Total Capital	14.6	16.1	13.4	15.8	13.9	16.2	10.0	8.0
Tier 1 Leverage	7.5	7.5	7.4	7.4	7.4	7.4	5.0	4.0
Supplementary Leverage	N/A	8.5	N/A	8.5	N/A	8.2	3.0	3.0
(*) Capital ratios for the current quarter are considered preliminary until the Form 10-Q is filed with the Securities and Exchange Commission.

NORTHERN TRUST CORPORATION SECOND QUARTER 2024 RESULTS

RECONCILIATION TO FULLY TAXABLE EQUIVALENT
The following table presents a reconciliation of interest income, net interest income, net interest margin, and total revenue prepared in accordance with GAAP to such measures on an FTE non-GAAP basis. Management believes this presentation facilitates the analysis of asset yields and provides a clearer indication of these financial measures for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income.

	QUARTERS
	2024		2023
($ in Millions)	SECOND	FIRST	FOURTH	THIRD	SECOND
Net Interest Income
Interest Income - GAAP	$2,506.5	$2,445.6	$2,199.6	$1,935.0	$1,735.0
Add: FTE Adjustment	6.9	7.3	18.0	13.2	13.1
Interest Income (FTE) - Non-GAAP	$2,513.4	$2,452.9	$2,217.6	$1,948.2	$1,748.1

Net Interest Income - GAAP	$522.9	$528.1	$483.1	$456.2	$511.5
Add: FTE Adjustment	6.9	7.3	18.0	13.2	13.1
Net Interest Income (FTE) - Non-GAAP	$529.8	$535.4	$501.1	$469.4	$524.6

Net Interest Margin - GAAP(1)	1.55%	1.59%	1.53%	1.41%	1.53%
Net Interest Margin (FTE) - Non-GAAP(1)	1.57%	1.61%	1.59%	1.45%	1.57%

Total Revenue
Total Revenue - GAAP	$2,715.5	$1,646.8	$1,545.3	$1,726.5	$1,757.1
Add: FTE Adjustment	6.9	7.3	18.0	13.2	13.1
Total Revenue (FTE) - Non-GAAP	$2,722.4	$1,654.1	$1,563.3	$1,739.7	$1,770.2
(1)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.

NORTHERN TRUST CORPORATION SECOND QUARTER 2024 RESULTS

FORWARD LOOKING STATEMENTS
This release may include statements which constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified typically by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “likely,” “plan,” “goal,” “target,” “strategy,” and similar expressions or future or conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements include statements, other than those related to historical facts, that relate to Northern Trust’s financial results and outlook, capital adequacy, dividend policy and share repurchase program, accounting estimates and assumptions, credit quality including allowance levels, future pension plan contributions, effective tax rate, anticipated expense levels, contingent liabilities, acquisitions, strategies, market and industry trends, and expectations regarding the impact of accounting pronouncements and legislation. These statements are based on Northern Trust’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. These statements are also based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF SECOND QUARTER EARNINGS CONFERENCE CALL
Northern Trust’s second quarter earnings conference call will be webcast on July 17, 2024.
The live call will be conducted at 8:30 a.m. CT and is accessible on Northern Trust’s website at:
https://www.northerntrust.com/about-us/investor-relations
A recording of the live call will be available on Northern Trust’s website following the live event, for approximately four weeks. Participants will need Windows Media or Adobe Flash software. This earnings release can also be accessed at Northern Trust’s website.
About Northern Trust
Northern Trust Corporation (Nasdaq: NTRS) is a leading provider of wealth management, asset servicing, asset management and banking to corporations, institutions, affluent families and individuals. Founded in Chicago in 1889, Northern Trust has a global presence with offices in 24 U.S. states and Washington, D.C., and across 22 locations in Canada, Europe, the Middle East and the Asia-Pacific region. As of June 30, 2024, Northern Trust had assets under custody/administration of US$16.6 trillion, and assets under management of US$1.5 trillion. For more than 130 years, Northern Trust has earned distinction as an industry leader for exceptional service, financial expertise, integrity and innovation. Visit us on northerntrust.com. Follow us on X (formerly Twitter) @NorthernTrust or Northern Trust Corporation on LinkedIn.
Northern Trust Corporation, Head Office: 50 South La Salle Street, Chicago, Illinois 60603 U.S.A., incorporated with limited liability in the U.S. Global legal and regulatory information can be found at https://www.northerntrust.com/terms-and-conditions.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA				% Change(1)
($ In Millions Except Per Share Data)				Q2 2024 vs.
	Q2 2024	Q1 2024	Q2 2023	Q1 2024	Q2 2023
Noninterest Income
Trust, Investment and Other Servicing Fees	$1,166.1	$1,142.9	$1,096.3	2%	6%
Foreign Exchange Trading Income	58.4	57.0	50.1	2	17
Treasury Management Fees	9.0	9.3	7.9	(3)	12
Security Commissions and Trading Income	34.3	37.9	36.1	(10)	(5)
Other Operating Income	924.7	61.0	55.2	N/M	N/M
Investment Security Gains (Losses), net	0.1	(189.4)	—	(100)	N/M
Total Noninterest Income	2,192.6	1,118.7	1,245.6	96	76

Net Interest Income
Interest Income	2,506.5	2,445.6	1,735.0	2	44
Interest Expense	1,983.6	1,917.5	1,223.5	3	62
Net Interest Income	522.9	528.1	511.5	(1)	2

Total Revenue	2,715.5	1,646.8	1,757.1	65	55

Provision for Credit Losses	8.0	(8.5)	(15.5)	N/M	N/M

Noninterest Expense
Compensation	665.2	627.1	604.5	6	10
Employee Benefits	100.2	101.1	101.4	(1)	(1)
Outside Services	260.9	229.3	230.9	14	13
Equipment and Software	277.5	252.7	229.3	10	21
Occupancy	54.8	54.1	53.8	1	2
Other Operating Expense	175.3	100.4	112.0	74	57
Total Noninterest Expense	1,533.9	1,364.7	1,331.9	12	15

Income before Income Taxes	1,173.6	290.6	440.7	N/M	166
Provision for Income Taxes	277.5	75.9	108.9	N/M	155
NET INCOME	$896.1	$214.7	$331.8	N/M	170%
Preferred Stock Dividends	4.7	16.2	4.7	(71)	—
NET INCOME APPLICABLE TO COMMON STOCK	$891.4	$198.5	$327.1	N/M	173%
Earnings Allocated to Participating Securities	7.1	2.4	3.4	196	108
Earnings Allocated to Common and Potential Common Shares	$884.3	$196.1	$323.7	N/M	173%

Per Common Share
Net Income
Basic	$4.35	$0.96	$1.56	N/M	179%
Diluted	4.34	0.96	1.56	N/M	179

Average Common Equity	$11,473.9	$10,898.8	$10,563.8	5%	9%
Return on Average Common Equity	31.2%	7.3%	12.4%
Return on Average Assets	2.44%	0.60%	0.91%

Cash Dividends Declared per Common Share	$0.75	$0.75	$0.75	—%	—%

Average Common Shares Outstanding (000s)
Basic	203,306	204,629	207,639	(1)%	(2)%
Diluted	203,739	205,135	207,816	(1)	(2)
Common Shares Outstanding (EOP) (000s)	201,638	204,592	207,004	(1)	(3)
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	SIX MONTHS
	2024	2023	% Change(1)
Noninterest Income
Trust, Investment and Other Servicing Fees	$2,309.0	$2,159.9	7%
Foreign Exchange Trading Income	115.4	103.1	12
Treasury Management Fees	18.3	16.3	12
Security Commissions and Trading Income	72.2	70.8	2
Other Operating Income	985.7	102.0	N/M
Investment Security Gains (Losses), net	(189.3)	6.9	N/M
Total Noninterest Income	3,311.3	2,459.0	35

Net Interest Income
Interest Income	4,952.1	3,190.4	55
Interest Expense	3,901.1	2,147.7	82
Net Interest Income	1,051.0	1,042.7	1

Total Revenue	4,362.3	3,501.7	25

Provision for Credit Losses	(0.5)	(0.5)	N/M

Noninterest Expense
Compensation	1,292.3	1,199.7	8
Employee Benefits	201.3	202.4	(1)
Outside Services	490.2	441.7	11
Equipment and Software	530.2	461.0	15
Occupancy	108.9	115.1	(5)
Other Operating Expense	275.7	197.6	40
Total Noninterest Expense	2,898.6	2,617.5	11

Income before Income Taxes	1,464.2	884.7	66
Provision for Income Taxes	353.4	218.3	62
NET INCOME	$1,110.8	$666.4	67%
Preferred Stock Dividends	20.9	20.9	—
NET INCOME APPLICABLE TO COMMON STOCK	$1,089.9	$645.5	69%
Earnings Allocated to Participating Securities	9.5	6.6	43
Earnings Allocated to Common and Potential Common Shares	$1,080.4	$638.9	69%

Per Common Share
Net Income
Basic	$5.30	$3.07	72%
Diluted	5.28	3.07	72

Average Common Equity	$11,186.4	$10,480.6	7%
Return on Average Common Equity	19.6%	12.4%
Return on Average Assets	1.52%	0.91%

Cash Dividends Declared per Common Share	$1.50	$1.50	—%

Average Common Shares Outstanding (000s)
Basic	203,968	207,911	(2)%
Diluted	204,437	208,271	(2)
Common Shares Outstanding (EOP) (000s)	201,638	207,004	(3)
(1)Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
N/M - Not meaningful
EOP - End of period

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

BALANCE SHEET
($ In Millions)				% Change(1)
				June 30, 2024 vs.
	June 30, 2024	March 31, 2024	June 30, 2023	March 31, 2024	June 30, 2023
Assets
Federal Reserve and Other Central Bank Deposits	$43,206.1	$40,269.5	$42,675.1	7%	1%
Interest-Bearing Due from and Deposits with Banks(2)	5,558.9	4,646.1	4,625.8	20	20
Federal Funds Sold	—	—	—	—	—
Securities Purchased under Agreements to Resell	859.6	500.1	1,228.9	72	(30)
Debt Securities
Available for Sale	26,861.7	25,638.9	24,264.4	5	11
Held to Maturity	22,798.6	23,497.9	26,006.3	(3)	(12)
Trading Account	—	—	0.1	N/M	(93)
Total Debt Securities	49,660.3	49,136.8	50,270.8	1	(1)
Loans	42,135.2	47,342.6	43,546.7	(11)	(3)
Other Interest-Earning Assets(3)	3,025.2	2,600.8	2,694.8	16	12
Total Earning Assets	144,445.3	144,495.9	145,042.1	—	—
Allowance for Credit Losses	(179.5)	(175.8)	(170.2)	2	5
Cash and Due from Banks and Other Central Bank Deposits(4)	2,390.1	2,035.1	1,803.7	17	33
Buildings and Equipment	481.0	488.0	473.6	(1)	2
Client Security Settlement Receivables	193.4	116.4	431.3	66	(55)
Goodwill	697.4	697.5	698.8	—	—
Other Assets	8,769.4	8,453.9	8,473.2	4	3
Total Assets	$156,797.1	$156,111.0	$156,752.5	—%	—%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$28,074.0	$25,893.5	$23,535.5	8%	19%
Savings Certificates and Other Time	6,378.4	5,636.6	3,327.0	13	92
Non-U.S. Offices - Interest-Bearing	67,612.3	67,084.7	65,014.7	1	4
Total Interest-Bearing Deposits	102,064.7	98,614.8	91,877.2	3	11
Federal Funds Purchased	2,406.4	2,600.5	9,344.5	(7)	(74)
Securities Sold under Agreements to Repurchase	629.2	511.4	988.1	23	(36)
Other Borrowings(5)	6,823.7	6,526.2	12,382.0	5	(45)
Senior Notes	2,744.0	2,743.5	2,729.5	—	1
Long-Term Debt	4,073.0	4,069.0	2,061.5	—	98
Total Interest-Bearing Liabilities	118,741.0	115,065.4	119,382.8	3	(1)
Demand and Other Noninterest-Bearing Deposits	20,926.2	25,326.9	21,326.4	(17)	(2)
Other Liabilities	4,474.1	3,616.9	4,407.6	24	2
Total Liabilities	144,141.3	144,009.2	145,116.8	—	(1)
Common Equity	11,770.9	11,216.9	10,750.8	5	9
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	12,655.8	12,101.8	11,635.7	5	9
Total Liabilities and Stockholders’ Equity	$156,797.1	$156,111.0	$156,752.5	—%	—%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET
($ In Millions)				% Change(1)
				Q2 2024 vs.
	Q2 2024	Q1 2024	Q2 2023	Q1 2024	Q2 2023
Assets
Federal Reserve and Other Central Bank Deposits	$35,924.1	$35,897.3	$34,380.4	—%	4%
Interest-Bearing Due from and Deposits with Banks(2)	4,999.7	4,418.0	4,573.4	13	9
Federal Funds Sold	0.3	0.5	2.9	(34)	(88)
Securities Purchased under Agreements to Resell	731.9	517.9	1,238.6	41	(41)
Debt Securities
Available for Sale	26,591.4	24,049.6	24,511.8	11	8
Held to Maturity	23,373.8	24,498.9	25,053.3	(5)	(7)
Trading Account	—	—	0.2	—	(99)
Total Debt Securities	49,965.2	48,548.5	49,565.3	3	1
Loans	41,034.6	41,586.9	42,365.4	(1)	(3)
Other Interest-Earning Assets(3)	2,745.3	2,847.7	1,990.4	(4)	38
Total Earning Assets	135,401.1	133,816.8	134,116.4	1	1
Allowance for Credit Losses	(175.8)	(191.8)	(176.6)	(8)	—
Cash and Due from Banks and Other Central Bank Deposits(4)	1,802.0	1,799.5	1,842.5	—	(2)
Buildings and Equipment	485.8	498.2	481.8	(2)	1
Client Security Settlement Receivables	321.4	238.6	592.7	35	(46)
Goodwill	697.1	699.4	697.0	—	—
Other Assets	9,469.6	8,257.6	8,345.8	15	13
Total Assets	$148,001.2	$145,118.3	$145,899.6	2%	1%
Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings, Money Market and Other	$27,554.9	$27,349.0	$22,961.2	1%	20%
Savings Certificates and Other Time	6,027.4	4,554.3	3,036.1	32	99
Non-U.S. Offices - Interest-Bearing	63,216.3	63,752.8	62,046.3	(1)	2
Total Interest-Bearing Deposits	96,798.6	95,656.1	88,043.6	1	10
Federal Funds Purchased	3,010.7	2,650.1	7,070.0	14	(57)
Securities Sold under Agreements to Repurchase	574.6	490.1	467.8	17	23
Other Borrowings(5)	7,053.5	6,852.1	12,132.6	3	(42)
Senior Notes	2,728.7	2,748.7	2,761.1	(1)	(1)
Long-Term Debt	4,071.1	4,067.0	2,069.7	—	97
Total Interest-Bearing Liabilities	114,237.2	112,464.1	112,544.8	2	2
Demand and Other Noninterest-Bearing Deposits	16,543.0	16,706.5	17,555.1	(1)	(6)
Other Liabilities	4,862.2	4,164.0	4,351.0	17	12
Total Liabilities	135,642.4	133,334.6	134,450.9	2	1
Common Equity	11,473.9	10,898.8	10,563.8	5	9
Preferred Equity	884.9	884.9	884.9	—	—
Total Equity	12,358.8	11,783.7	11,448.7	5	8
Total Liabilities and Stockholders’ Equity	$148,001.2	$145,118.3	$145,899.6	2%	1%
(1)    Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(2)    Interest-Bearing Due from and Deposits with Banks includes the interest-bearing component of Cash and Due from Banks and Interest-Bearing Deposits with Banks as presented on the consolidated balance sheets in our periodic filings with the SEC.
(3)    Other Interest-Earning Assets include certain community development investments, collateral deposits with certain securities depositories and clearing houses, Federal Home Loan Bank and Federal Reserve stock, and money market investments which are classified in Other Assets on the consolidated balance sheets in our periodic filings with the SEC.
(4)    Cash and Due from Banks and Other Central Bank Deposits includes the noninterest-bearing component of Federal Reserve and Other Central Bank Deposits as presented on the consolidated balance sheets in our periodic filings with the SEC.
(5)    Other Borrowings primarily includes advances from the Federal Home Loan Bank of Chicago.

NORTHERN TRUST CORPORATION
(Supplemental Consolidated Financial Information)

QUARTERLY TREND DATA	QUARTERS
($ In Millions Except Per Share Data)	2024				2023
	SECOND		FIRST		FOURTH		THIRD		SECOND
Net Income Summary
Trust, Investment and Other Servicing Fees	$1,166.1		$1,142.9		$1,090.0		$1,111.9		$1,096.3
Other Noninterest Income	1,026.5		(24.2)		(27.8)		158.4		149.3
Net Interest Income	522.9		528.1		483.1		456.2		511.5
Total Revenue	2,715.5		1,646.8		1,545.3		1,726.5		1,757.1
Provision for Credit Losses	8.0		(8.5)		11.0		14.0		(15.5)
Noninterest Expense	1,533.9		1,364.7		1,388.5		1,278.2		1,331.9
Income before Income Taxes	1,173.6		290.6		145.8		434.3		440.7
Provision for Income Taxes	277.5		75.9		32.7		106.5		108.9
Net Income	$896.1		$214.7		$113.1		$327.8		$331.8

Per Common Share
Net Income - Basic	$4.35		$0.96		$0.52		$1.49		$1.56
- Diluted	4.34		0.96		0.52		1.49		1.56
Cash Dividends Declared per Common Share	0.75		0.75		0.75		0.75		0.75
Book Value (EOP)	58.38		54.83		53.69		52.95		51.94
Market Value (EOP)	83.98		88.92		84.38		69.48		74.14

Financial Ratios
Return on Average Common Equity	31.2%		7.3%		4.0%		11.6%		12.4%
Return on Average Assets	2.44		0.60		0.33		0.93		0.91
Net Interest Margin (GAAP)	1.55		1.59		1.53		1.41		1.53
Net Interest Margin (FTE*)	1.57		1.61		1.59		1.45		1.57

Assets Under Custody / Administration ($ in Billions) - End Of Period
Asset Servicing	$15,470.8		$15,385.4		$14,362.6		$13,206.2		$13,483.5
Wealth Management	1,096.6		1,087.1		1,042.3		958.5		995.4
Total Assets Under Custody / Administration	$16,567.4		$16,472.5		$15,404.9		$14,164.7		$14,478.9

Assets Under Custody ($ In Billions) - End Of Period
Asset Servicing	$11,955.5		$11,723.1		$10,882.0		$10,064.4		$10,295.7
Wealth Management	1,085.9		1,081.0		1,034.5		951.0		989.1
Total Assets Under Custody	$13,041.4		$12,804.1		$11,916.5		$11,015.4		$11,284.8

Assets Under Management ($ In Billions) - End Of Period
Asset Servicing	$1,107.7		$1,080.1		$1,032.0		$963.4		$989.8
Wealth Management	419.4		420.6		402.5		369.9		376.0
Total Assets Under Management	$1,527.1		$1,500.7		$1,434.5		$1,333.3		$1,365.8

Asset Quality ($ In Millions) - End Of Period
Nonaccrual Loans	$38.5		$37.0		$63.6		$68.8		$47.1
Other Real Estate Owned (OREO)	—		—		1.5		0.3		0.3
Total Nonaccrual Assets	$38.5		$37.0		$65.1		$69.1		$47.4
Nonaccrual Assets / Loans and OREO	0.09%		0.08%		0.14%		0.16%		0.11%
Gross Charge-offs	$(0.3)		$(11.1)		$(3.1)		$(0.8)		$(0.8)
Gross Recoveries	0.4		0.7		0.7		1.1		0.8
Net Recoveries (Charge-offs)	$0.1		$(10.4)		$(2.4)		$0.3		$—
Annualized Net Recoveries (Charge-offs) to Avg Loans	—%		(0.10)%		(0.02)%		—%		—%
Allowance for Credit Losses Assigned to:
Loans	$167.7		$162.4		$178.7		$166.8		$152.5
Undrawn Loan Commitments and Standby Letters of Credit	29.5		25.2		26.9		28.3		26.0
Debt Securities and Other Financial Assets	12.4		13.9		14.8		16.7		19.0
Loans Allowance / Nonaccrual Loans	4.4	x	4.4	x	2.8	x	2.4	x	3.2	x

(*)    Net interest margin presented on an FTE basis is a non-GAAP financial measure. Refer to the Reconciliation to Fully Taxable Equivalent section for further detail.